Exhibit 4.11


                               AMENDMENT NO. 2 TO
                         2001 EMPLOYEE STOCK OPTION PLAN
                                       OF
                          BENTLEY PHARMACEUTICALS, INC.





         Amendment No. 2 dated as of November 4, 2003 to the 2001 Employee Stock Option Plan of Bentley Pharmaceuticals, Inc. (the "Plan").

                                  ************

         1. Section 14 of the Plan is hereby deleted in its entirety and replaced with the following:


                 "14. Non-Transferability. No option granted under the
             Plan shall be transferable other than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the optionee, only by the optionee or the optionee's Legal Representatives. Except to the extent provided above, options may not be assigned, transferred, pledge, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

                 Notwithstanding the foregoing,  the vested portion of
             an option, insofar as such vested portion is not intended to be treated as an ISO that complies with Section 422 of the Code, may be transferred by the optionee without consideration, subject to such rules as the Board of Directors may adopt to preserve the purposes of the Plan, to:

                      (A) any or all of the optionee's spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the "Immediate Family");

                      (B) a  trust  solely  for  the  benefit  of  the
             optionee  and/or his or her  Immediate  Family (a "Family
             Trust"); or

                      (C) a partnership or limited liability companies
             whose only partners or members are the optionee and/or his or her Immediate Family and/or a Family Trust;

             (each transferee described in clauses (A), (B), and (C) above is hereinafter referred to as a "Permitted
             Transferee");   provided  that  the  optionee  gives  the
             Administrators advance written notice describing the terms and conditions of the proposed transfer and the Administrators notify the optionee in writing that such a transfer would comply with the requirements of the Plan.

                 If  any  portion  of  an  option  is  transferred  in
             accordance with the immediately preceding sentence, the terms of the option shall apply to the Permitted Transferee and any reference in the Contract to the optionee, shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer an option, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise the transferred option unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such option if the Administrators determine that such registration statement is necessary or appropriate; (c) the Administrators or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the optionee under the Plan or otherwise; and (d) the consequences of termination of the optionee's employment with the Company under the terms of the Plan and the Contract shall continue to be applied with respect to the optionee, following which the option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the Contract."


         2. All capitalized terms used herein and not defined herein which are defined in the Plan, shall have the same meaning herein as in the Plan.

         3. The Plan as amended hereby remains in full force and effect.





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